UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2008

ICON CASH FLOW PARTNERS L.P. SEVEN LIQUIDATING TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27926	20-7478738
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

ICON Cash Flow Partners L.P. Seven Liquidating Trust (the “Trust”) will make a special distribution of approximately $200,000, in the aggregate (the “Distribution”), to the beneficiaries of the Trust, which were the holders of partnership interests in ICON Cash Flow Partners L.P. Seven that held such partnership interests as of July 12, 2007.  The Managing Trustee of the Trust determined that the Trust should make the Distribution as a result of the release of certain funds from the escrow account that was established in connection with the litigation with Rowan Companies, Inc., which amount was released from the escrow account as a result of interest income that was earned on the amounts held in the escrow account. The Distribution, which will be paid on May 1, 2008, will be made to each beneficiary based on such beneficiary’s pro rata beneficial interest in the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON CASH FLOW PARTNERS L.P. SEVEN LIQUIDATING TRUST
By: ICON CAPITAL CORP., its Managing Trustee

Dated: April 18, 2008	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer, Co-President, and Chief Financial Officer